UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       April 22, 2005

GEOTEC THERMAL GENERATORS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-26315	59-3357040
(Commission File Number)	(IRS Employer Identification No.)

110 East Atlantic Avenue, Suite 200, Delray Beach, Florida	33444
(Address of Principal Executive Offices)	(Zip Code)

(561) 276-9960

(Registrant’s Telephone Number, Including Area Code)

____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]     Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Sherb & Co. LLP (“Sherb & Co.”), by letter dated April 22, 2005, resigned as the independent registered public accounting firm for Geotec Thermal Generators, Inc. (the “Company”). Sherb & Co. had been the independent registered public accounting firm for and audited the financial statements of the Company as of December 31, 2004 and for the two years then ended. The Board of Directors for the Company has accepted the resignation of Sherb & Co.

The reports of Sherb & Co. on the financial statements of the Company for the past two fiscal years contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, but did include an explanatory paragraph relating to the Company’s ability to continue as a “going concern” due to its continuing shareholders’ deficit, working capital deficiency, net losses and cash used in operations.

In connection with the audit for the two most recent fiscal years and in connection with Sherb & Co.’s review of the subsequent interim periods preceding their resignation on April 22, 2005, there have been no disagreements between the Company and Sherb & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Sherb & Co., would have caused Sherb & Co. to make reference thereto in their report on the Company’s financial statements for these fiscal years. During the two most recent fiscal years and prior to the date hereof, the Company had no reportable events (as defined in Item 304(a)(1) of Regulation S-B).

The Company is in the process of obtaining a replacement independent registered public accounting firm.

ITEM 5.02	APPOINTMENT OF PRINCIPAL OFFICERS.

STEPHEN D. CHANSLOR, CPA joined Geotec Thermal Generators, Inc., as its Chief Financial Officer on April 25, 2005. Mr. Chanslor previously worked as an Associate for Resources Connection, in Dallas, from 2003-2004, providing strategies for accounting, finance, internal audits, IT and Human Resources. From 1999-2002, Mr. Chanslor was the Vice President/Corporate Controller for Pillowtex Corporation where he was responsible for all accounting, planning and reporting as well as all SEC reporting and investor relations.

From 1992-1999, he was the Vice President/Controller for Global Industrial Technologies, Inc. and was responsible for all financial analysis, due diligence on acquisitions and SEC/shareholder reporting. While at Global Industrial Technologies, Inc., Mr. Chanslor provided guidance and analysis for management regarding twelve transactions with a cumulative value that exceeded $200 million.

From 1978-1992, Mr. Chanslor held several positions for Dresser Industries, including Controller, Director of Finance and Audit Manager, for domestic and foreign operations. He also held the position of an Audit Senior for KPMG from 1973-1976. Mr. Chanslor graduated from Baylor University with a BBA; is licensed as a Certified Public Accountant and Certified Production and Inventory Management.

Mr. Chanslor will be instrumental in assisting the Company’s Board of Directors in selecting a successor independent audit firm.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Exhibit No.	Description

16.1	Letter dated May 13, 2005 from Sherb & Co. LLP to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOTEC THERMAL GENERATORS, INC.

By:   /s/ Bradley T. Ray

Bradley T. Ray
Chairman of the Board of Directors

DATED: May 13, 2005